Assured Guaranty Ltd.
March 31, 2014
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty’s subsidiaries have insured; (2) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures; (5) the failure of Assured Guaranty to realize insurance loss recoveries or damages through loan putbacks, settlement negotiations or litigation; (6) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (7) increased competition, including from new entrants into the financial guaranty industry; (8) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in the Company’s investment portfolio and in collateral posted by and to the Company; (9) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (10) changes in the world’s credit markets, segments thereof or general economic conditions; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws; (14) other governmental actions; (15) difficulties with the execution of Assured Guaranty’s business strategy; (16) contract cancellations; (17) loss of key personnel; (18) adverse technological developments; (19) the effects of mergers, acquisitions and divestitures; (20) natural or man-made catastrophes; (21) other risks and uncertainties that have not been identified at this time; (22) management’s response to these factors; and (23) other risk factors identified in Assured Guaranty’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Operating income reconciliation:
Operating income	$132	$260
Plus after-tax adjustments:
Realized gains (losses) on investments	(1)	19
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(171)	(434)
Fair value gains (losses) on committed capital securities	(5)	(6)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense (LAE) reserves	0	(11)
Effect of consolidating financial guaranty variable interest entities (FG VIEs)	87	28
Net income (loss)	$42	$(144)

Earnings per diluted share:
Operating income	$0.72	$1.34
Plus after-tax adjustments:
Realized gains (losses) on investments	(0.01)	0.10
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.93)	(2.24)
Fair value gains (losses) on committed capital securities	(0.03)	(0.03)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.00	(0.06)
Effect of consolidating FG VIEs	0.48	0.14
Net income (loss)	$0.23	$(0.74)

Effective tax rate on operating income	26.7%	25.8%
Effective tax rate on net income	38.8%	31.8%

Return on equity (ROE) calculations (1):
ROE, excluding unrealized gain (loss) on investment portfolio	3.4%	(13.1)%
Operating ROE	8.5%	17.5%

New business:
Gross par written	$1,869	$1,594
Present value of new business production (PVP) (2)	$31	$18

	As of
	March 31,	December 31,
Other information:	2014	2013
Net debt service outstanding	$676,968	$690,535
Net par outstanding	449,625	459,107
Claims-paying resources (3)	12,163	12,147

1) Quarterly ROE calculations represent annualized returns.

2) Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

3) See page 6 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Revenues:
Net earned premiums	$132	$248
Net investment income	103	94
Net realized investment gains (losses)	2	28
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	19	18
Net unrealized gains (losses)	(230)	(610)
Net change in fair value of credit derivatives	(211)	(592)
Fair value gains (losses) on committed capital securities	(9)	(10)
Fair value gains (losses) on FG VIEs	157	70
Other income (loss)	21	(14)
Total revenues	195	(176)

Expenses:
Loss and loss adjustment expenses	41	(48)
Amortization of deferred acquisition costs	5	3
Interest expense	20	21
Other operating expenses	60	60
Total expenses	126	36

Income (loss) before income taxes	69	(212)
Provision (benefit) for income taxes	27	(68)
Net income (loss)	$42	$(144)

Less after-tax adjustments:
Realized gains (losses) on investments	(1)	19
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(171)	(434)
Fair value gains (losses) on committed capital securities	(5)	(6)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0	(11)
Effect of consolidating FG VIEs	87	28
Operating income	$132	$260

Weighted average shares outstanding
Basic shares outstanding	182.1	193.9
Diluted shares outstanding (1)	183.1	193.9
Shares outstanding at the end of period	181.2	192.3

Effect of refundings and terminations, net
Net earned premiums from refundings and terminations	$29	$113
Realized gains (losses) and other settlements from CDS terminations	0	1
Operating income effect	20	64
Operating income per diluted share effect	0.11	0.33

1)	Non-GAAP diluted shares outstanding were 183.1 million and 194.6 million as of March 31, 2014 and 2013, respectively.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income
(dollars in millions)

	Three Months Ended				Three Months Ended
	March 31, 2014				March 31, 2013
	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$132	$(17)	(1)	$149	$248	$(18)	(1)	$266
Net investment income	103	4	(1)	99	94	0	(1)	94
Net realized investment gains (losses)	2	0	(2)	2	28	29	(2)	(1)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	19	19		—	18	18		—
Net unrealized gains (losses)	(230)	(230)		—	(610)	(610)		—
Credit derivative revenues	—	(20)		20	—	(28)		28
Net change in fair value of credit derivatives	(211)	(231)	(3)	20	(592)	(620)	(3)	28
Fair value gains (losses) on committed capital securities	(9)	(9)	(4)	—	(10)	(10)	(4)	—
Fair value gains (losses) on FG VIEs	157	157	(1)	—	70	70	(1)	—
Other income (loss)	21	(6)	(1)(5)	27	(14)	(17)	(5)	3
Total revenues	195	(102)		297	(176)	(566)		390

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	41	1	(1)	40	(48)	7	(1)	(55)
Credit derivatives	—	8	(3)	(8)	—	(10)	(3)	10
Amortization of deferred acquisition costs	5	—		5	3	—		3
Interest expense	20	—		20	21	—		21
Other operating expenses	60	—		60	60	—		60
Total expenses	126	9		117	36	(3)		39

Income (loss) before income taxes	69	(111)		180	(212)	(563)		351
Provision (benefit) for income taxes	27	(21)	(6)	48	(68)	(159)	(6)	91
Net income (loss)	$42	$(90)		$132	$(144)	$(404)		$260

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	March 31,	December 31,
	2014	2013
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,094	$9,711
Short-term investments, at fair value	720	904
Other invested assets	134	170
Total investment portfolio	10,948	10,785

Cash	219	184
Premiums receivable, net of commissions payable	863	876
Ceded unearned premium reserve	454	452
Deferred acquisition costs	122	124
Reinsurance recoverable on unpaid losses	37	36
Salvage and subrogation recoverable	241	174
Credit derivative assets	78	94
Deferred tax asset, net	637	688
FG VIE assets, at fair value	1,257	2,565
Other assets	250	309
Total assets	$15,106	$16,287

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$4,504	$4,595
Loss and loss adjustment expense reserve	636	592
Reinsurance balances payable, net	165	148
Long-term debt	812	816
Credit derivative liabilities	2,001	1,787
Current income tax payable	26	44
FG VIE liabilities with recourse, at fair value	1,346	1,790
FG VIE liabilities without recourse, at fair value	101	1,081
Other liabilities	306	319
Total liabilities	9,897	11,172

Shareholders' equity:
Common stock	2	2
Additional paid-in capital	2,434	2,466
Retained earnings	2,504	2,482
Accumulated other comprehensive income	264	160
Deferred equity compensation	5	5
Total shareholders' equity	5,209	5,115
Total liabilities and shareholders' equity	$15,106	$16,287

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	March 31, 2014		December 31, 2013
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$5,209	$28.76	$5,115	$28.07
Less after-tax adjustments:
Effect of consolidating FG VIEs	(87)	(0.48)	(172)	(0.95)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1,219)	(6.72)	(1,052)	(5.77)
Fair value gains (losses) on committed capital securities	24	0.13	30	0.16
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	250	1.38	145	0.80
Operating shareholders' equity	6,241	34.45	6,164	33.83
After-tax adjustments:
Less: Deferred acquisition costs	159	0.87	161	0.88
Plus: Net present value of estimated net future credit derivative revenue	138	0.76	146	0.80
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,800	15.45	2,884	15.83
Adjusted book value	$9,020	$49.79	$9,033	$49.58

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of March 31, 2014
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.(1)	Assured Guaranty Re Ltd. (2)	Eliminations(4)	Consolidated
Claims-paying resources
Policyholders' surplus	$1,770	$678	$513	$1,030	$(813)	$3,178
Contingency reserve(1)	1,850	1,191	330	—	(330)	3,041
Qualified statutory capital	3,620	1,869	843	1,030	(1,143)	6,219
Unearned premium reserve(1)	1,869	701	649	926	(649)	3,496
Loss and LAE reserves (5) (6)	316	166	—	283	—	765
Total policyholders' surplus and reserves	5,805	2,736	1,492	2,239	(1,792)	10,480
Present value of installment premium(1)(6)	387	253	5	193	(5)	833
Committed Capital Securities	200	200	—	—	—	400
Excess of loss reinsurance facility (3)	450	450	450	—	(900)	450
Total claims-paying resources (including MAC adjustment for AGM and AGC)	6,842	3,639	1,947	2,432	(2,697)	12,163
Adjustment for MAC (7)	909	588	—	—	(1,497)	—
Total claims-paying resources (excluding MAC adjustment for AGM and AGC)	$5,933	$3,051	$1,947	$2,432	$(1,200)	$12,163

Statutory net par outstanding (8)	$169,281	$54,855	$93,866	$110,008	$(1,788)	$426,222
Equity method adjustment (9)	56,977	36,889	—	—	(93,866)	—
Adjusted statutory net par outstanding (8)	$226,258	$91,744	$93,866	$110,008	$(95,654)	$426,222

Net debt service outstanding (8)	$260,597	$79,261	$140,850	$174,435	$(3,695)	$651,448
Equity method adjustment (9)	85,496	55,354	—	—	(140,850)	—
Adjusted net debt service outstanding (8)	$346,093	$134,615	$140,850	$174,435	$(144,545)	$651,448

Ratios:
Adjusted net par outstanding to qualified statutory capital	63:1	49:1	111:1	107:1	N/A	69:1
Capital ratio (10)	96:1	72:1	167:1	169:1	N/A	105:1
Financial resources ratio (11)	51:1	37:1	72:1	72:1	N/A	54:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC.

2)	Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities.

3)
Represents an aggregate $450 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2014, The facility terminates on January 1, 2016, unless AGC, AGM and MAC choose to extend it.

4)
In 2009, AGC issued a $300 million note payable to AGM. AGM and AGC policyholders' surplus includes their indirect share of MAC's policyholders' surplus. The Adjustment for MAC reflects the adjustments made as a result of footnote 1 above. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

5)	Reserves are reduced by approximately $0.7 billion for benefit related to representation and warranty recoverables.

6)	Includes financial guaranty insurance and credit derivatives.

7)	Represents adjustment for AGM's and AGC's indirect ownership of MAC's total policyholders' surplus and loss reserves and present value of installment premium.

8)
Net par outstanding and net debt service outstanding are presented on a separate company statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

9)	Equity method adjustment is an adjustment made to reflect AGM's and AGC's net exposure to MAC, as determined by their indirect equity ownership.

10)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

11)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).
Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended
	March 31,
	2014	2013
New business production analysis:
PVP:
Public finance - U.S.	$23	$16
Public finance - non-U.S.	7	—
Structured finance - U.S.	1	2
Structured finance - non-U.S.	—	—
Total PVP	$31	$18

Reconciliation of PVP to gross written premiums (GWP):

PVP of financial guaranty insurance	$31	$18
Less: financial guaranty installment premium PVP	10	1
Total: financial guaranty upfront gross written premiums	21	17
Plus: financial guaranty installment GWP and other GAAP adjustments(1)	9	—
Total GWP	$30	$17

Financial guaranty gross par written:
Public finance - U.S.	$1,737	$1,580
Public finance - non-U.S.	128	—
Structured finance - U.S.	4	14
Structured finance - non-U.S.	—	—
Total	$1,869	$1,594

1)
Includes present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Financial Guaranty Gross Par Written
(dollars in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended
	March 31, 2014
	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$899	A-
Transportation	340	BBB
Municipal utilities	246	A
Tax backed	179	A-
Healthcare	70	BBB
Infrastructure finance	3	A
Total U.S. public finance	1,737	BBB+
Non-U.S. public finance:
Total non-U.S. public finance	128	BBB-
Total public finance	$1,865	BBB+

U.S. structured finance:
Other structure finance	$4	A-
Total U.S. structured finance	4	A-
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—
Total structured finance	$4	A-

Total gross par written	$1,869	BBB+

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

	1Q-13	2Q-13	3Q-13	4Q-13	1Q-14
PVP:
Public finance - U.S.	$16	$15	$24	$61	$23
Public finance - non-U.S.	—	—	13	5	7
Structured finance - U.S.	2	1	3	1	1
Structured finance - non-U.S.	—	—	—	—	—
Total PVP	$18	$16	$40	$67	$31

Reconciliation of PVP to GWP:

Total PVP of financial guarantee insurance	$18	$16	$40	$67	$31
Less: financial guaranty installment premium PVP	1	—	18	7	10
Total: financial guaranty upfront GWP	17	16	22	60	21
Plus: financial guaranty installment GWP and other GAAP adjustments(1)	—	6	4	(2)	9
Total GWP	$17	$22	$26	$58	$30

Financial guaranty gross par written:
Public finance - U.S.	$1,580	$2,276	$2,072	$2,743	$1,737
Public finance - non-U.S.	—	—	270	122	128
Structured finance - U.S.	14	—	273	—	4
Structured finance - non-U.S.	—	—	—	—	—
Total	$1,594	$2,276	$2,615	$2,865	$1,869

1)
Includes present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of March 31, 2014
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions	$3,858	3.93%	3.70%	$4,043	$152
Insured obligations of state and political subdivisions (2)(4)	1,124	4.87%	4.52%	1,206	55
U.S. Treasury securities and obligations of U.S. government agencies	432	2.02%	1.38%	439	9
Agency obligations	242	3.73%	3.08%	262	9
Corporate securities	1,382	3.69%	2.84%	1,427	51
Mortgage-backed securities (MBS) (3):
Residential MBS (RMBS) (4)	1,294	5.38%	4.00%	1,258	69
Commercial MBS (CMBS)	656	3.67%	3.07%	670	24
Asset-backed securities	544	3.08%	2.14%	554	17
Foreign government securities	309	2.54%	1.67%	322	8
Total fixed maturity securities	9,841	4.00%	3.40%	10,181	394
Short-term investments	719	0.03%	0.02%	719	0
Cash (5)	218	—%	—%	218	—
Total	$10,778	3.73%	3.17%	$11,118	$394

Less: FG VIEs	110	10.42%	6.77%	85	12

Total	$10,668	3.66%	3.14%	$11,033	$382

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$439	4.3%
Agency obligations	262	2.6%
AAA/Aaa	1,648	16.2%
AA/Aa	5,111	50.2%
A/A	1,819	17.8%
BBB	108	1.1%
Below investment grade (BIG) (7)	794	7.8%
Total fixed maturity securities, available-for-sale	10,181	100.0%

Less: FG VIEs	87

Total fixed maturity securities, available-for-sale	$10,094

Duration of fixed maturity securities and short-term investments (in years):		4.9

Average ratings of fixed maturity securities and short-term investments		AA-

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services (S&P) or Moody's Investors Service, Inc. (Moody's), average A+. Includes fair value of $288 million insured by AGC and AGM.

3)	Includes fair value of $255 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Represents operating cash and is not included in yield calculations.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation bonds) or risk management strategies which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,954 million in par with carrying value of $794 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization (5)	Estimated Ending Net Debt Service Outstanding (5)	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned (3)	Future Credit Derivative Revenues (4)	Total

2014 (as of March 31)		$676,968
2014 Q2	$16,384	660,584	$110	$6	$116	$17	$133
2014 Q3	16,498	644,086	107	6	113	16	129
2014 Q4	16,160	627,926	104	6	110	15	125
2015	57,448	570,478	376	22	398	43	441
2016	45,940	524,538	350	20	370	33	403
2017	44,704	479,834	310	18	328	22	350
2018	33,294	446,540	282	16	298	11	309

2014-2018	230,428	446,540	1,639	94	1,733	157	1,890
2019-2023	148,015	298,525	1,090	66	1,156	44	1,200
2024-2028	118,537	179,988	691	42	733	27	760
2029-2033	84,056	95,932	423	24	447	22	469
After 2033	95,932	—	388	18	406	23	429
Total	$676,968		$4,231	$244	$4,475	$273	$4,748

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of March 31, 2014. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 13 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

3)	Includes $142 million in future net premiums earned related to FG VIEs.

4)	Excludes contracts with credit impairment.

5)	Amount is shown net of loss mitigation bonds.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service outstanding.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)
Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2014 (as of March 31)						$68,371
2014 Q2	$4,473	$604	$102	$225	$5,404	62,967
2014 Q3	2,836	585	46	208	3,675	59,292
2014 Q4	3,518	574	11	567	4,670	54,622
2015	10,466	2,114	256	1,317	14,153	40,469
2016	6,110	1,876	150	1,574	9,710	30,759
2017	8,411	1,587	73	1,651	11,722	19,037
2018	700	1,299	82	776	2,857	16,180

2014-2018	36,514	8,639	720	6,318	52,191	16,180
2019-2023	1,073	2,843	355	3,014	7,285	8,895
2024-2028	476	866	327	1,369	3,038	5,857
2029-2033	431	224	649	784	2,088	3,769
After 2033	1,684	453	534	1,098	3,769	—
Total structured finance	$40,178	$13,025	$2,585	$12,583	$68,371

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2014 (as of March 31)		$381,254
2014 Q2	$6,083	375,171
2014 Q3	8,033	367,138
2014 Q4	6,810	360,328
2015	25,492	334,836
2016	19,705	315,131
2017	17,570	297,561
2018	15,963	281,598

2014-2018	99,656	281,598
2019-2023	80,131	201,467
2024-2028	74,187	127,280
2029-2033	56,954	70,326
After 2033	70,326	—
Total public finance	$381,254

Net par outstanding (end of period)

	1Q-13	2Q-13	3Q-13	4Q-13	1Q-14
Public finance - U.S.	$378,418	$371,020	$361,203	$352,181	$346,428
Public finance - non-U.S.	35,067	33,700	34,912	33,998	34,826
Structured finance - U.S.	70,129	65,159	62,584	58,907	55,393
Structured finance - non-U.S.	17,092	15,915	14,671	14,021	12,978
Net par outstanding (excluding loss mitigation bonds)	500,706	485,794	473,370	459,107	449,625
Loss mitigation bonds	1,111	1,195	1,297	1,195	1,236
Net par outstanding (including loss mitigation bonds)	$501,817	$486,989	$474,667	$460,302	$450,861

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Present Value (PV) of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of March 31, 2014
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	Operating(2)	GAAP(2)

2014 Q2	$13	$12
2014 Q3	13	11
2014 Q4	13	10
2015	51	42
2016	45	38
2017	37	31
2018	35	28

2014-2018	207	172
2019-2023	119	98
2024-2028	68	57
2029-2033	45	37
After 2033	36	27
Total expected PV of net expected loss to be expensed	475	391
Discount	463	419
Total future value	$938	$810

1)	The present value of net expected loss to be paid is discounted using weighted-average risk free rates ranging from 0.0% to 3.97% for U.S. dollar denominated obligations.

2)	Operating income includes net expected loss to be expensed on consolidated FG VIEs. Losses on consolidated FG VIEs are eliminated for GAAP.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	March 31, 2014				December 31, 2013
	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	Avg. Internal Rating	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	Avg. Internal Rating
U.S. public finance:
General obligation	$152,621	$—	$152,621	A	$155,277	$—	$155,277	A+
Tax backed	65,505	32	65,473	A+	66,856	32	66,824	A+
Municipal utilities	55,567	—	55,567	A	56,324	—	56,324	A
Transportation	30,213	—	30,213	A	30,830	—	30,830	A
Healthcare	16,060	—	16,060	A	16,132	—	16,132	A
Higher education	13,867	—	13,867	A	14,071	—	14,071	A
Infrastructure finance	4,108	—	4,108	BBB	4,114	—	4,114	BBB
Housing	3,349	—	3,349	A+	3,386	—	3,386	A+
Investor-owned utilities	985	—	985	A-	991	—	991	A-
Other public finance	4,185	—	4,185	A	4,232	—	4,232	A
Total U.S. public finance	346,460	32	346,428	A	352,213	32	352,181	A
Non-U.S. public finance:
Infrastructure finance	14,961	—	14,961	BBB	14,703	—	14,703	BBB
Regulated utilities	11,752	—	11,752	BBB+	11,205	—	11,205	BBB+
Pooled infrastructure	2,533	—	2,533	A	2,520	—	2,520	A
Other public finance	5,580	—	5,580	A	5,570	—	5,570	A
Total non-U.S. public finance	34,826	—	34,826	BBB+	33,998	—	33,998	BBB+
Total public finance	$381,286	$32	381,254	A	$386,211	$32	$386,179	A

U.S. structured finance:
Pooled corporate obligations	$29,803	$—	$29,803	AAA	$31,325	$—	$31,325	AAA
RMBS	13,904	879	13,025	BBB-	14,559	838	13,721	BBB-
Insurance securitizations	3,360	325	3,035	A-	3,360	325	3,035	A-
CMBS and other commercial real estate related exposures	3,017	—	3,017	AAA	3,952	—	3,952	AAA
Financial products	2,585	—	2,585	AA-	2,709	—	2,709	AA-
Consumer receivables	2,175	—	2,175	BBB+	2,198	—	2,198	BBB+
Commercial receivables	739	—	739	A-	911	—	911	A-
Structured credit	69	—	69	BB	69	—	69	BB
Other structured finance	945	—	945	A-	987	—	987	A-
Total U.S. structured finance	56,597	1,204	55,393	AA-	60,070	1,163	58,907	AA-

Non-U.S. structured finance:
Pooled corporate obligations	10,375	—	10,375	AAA	11,058	—	11,058	AAA
Commercial receivables	1,201	—	1,201	BBB+	1,263	—	1,263	BBB+
RMBS	941	—	941	A	1,146	—	1,146	AA-
Structured credit	84	—	84	BBB	176	—	176	BBB
Other structured finance	377	—	377	AAA	378	—	378	AAA
Total non-U.S. structured finance	12,978	—	12,978	AA+	14,021	—	14,021	AA+
Total structured finance	$69,575	$1,204	$68,371	AA-	$74,091	$1,163	$72,928	AA

Total	$450,861	$1,236	$449,625	A	$460,302	$1,195	$459,107	A

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of March 31, 2014
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$4,658	1.3%	$1,020	2.9%	$29,868	53.9%	$8,856	68.2%	$44,402	9.9%
AA	104,577	30.2%	427	1.2%	9,396	17.0%	570	4.4%	114,970	25.6%
A	187,433	54.1%	9,595	27.6%	2,340	4.2%	661	5.1%	200,029	44.4%
BBB	40,783	11.8%	22,173	63.7%	3,496	6.3%	1,829	14.1%	68,281	15.2%
BIG	8,977	2.6%	1,611	4.6%	10,293	18.6%	1,062	8.2%	21,943	4.9%
Net Par Outstanding (excluding loss mitigation bonds)	$346,428	100.0%	$34,826	100.0%	$55,393	100.0%	$12,978	100.0%	$449,625	100.0%

Loss Mitigation Bonds	32		—		1,204		—		1,236
Net Par Outstanding (including loss mitigation bonds)	$346,460		$34,826		$56,597		$12,978		$450,861

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of March 31, 2014
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	% of Total
U.S.:
U.S. public finance:
California	$52,883	$32	$52,851	11.8%
Pennsylvania	28,308	—	28,308	6.3
New York	28,163	—	28,163	6.3
Texas	26,289	—	26,289	5.8
Illinois	23,313	—	23,313	5.2
Florida	21,500	—	21,500	4.8
Michigan	14,250	—	14,250	3.2
New Jersey	14,094	—	14,094	3.1
Georgia	9,098	—	9,098	2.0
Ohio	8,720	—	8,720	1.9
Other states and U.S. territories	119,842	—	119,842	26.7
Total public finance	346,460	32	346,428	77.1
U.S. structured finance:	56,597	1,204	55,393	12.3
Total U.S.	403,057	1,236	401,821	89.4

Non-U.S.:
United Kingdom	21,930	—	21,930	4.9
Australia	5,755	—	5,755	1.3
Canada	3,810	—	3,810	0.8
France	3,541	—	3,541	0.8
Italy	1,785	—	1,785	0.4
Other	10,983	—	10,983	2.4
Total non-U.S.	47,804	—	47,804	10.6

Total net par outstanding	$450,861	$1,236	$449,625	100.0%

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of March 31, 2014
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries

	Hungary	Ireland	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:
Non-infrastructure public finance	$—	$—	$1,026	$98	$274	$1,398
Infrastructure finance	370	—	18	12	156	556
Total sovereign and sub-sovereign exposure	370	—	1,044	110	430	1,954
Non-sovereign exposure:
Regulated utilities	—	—	235	—	—	235
RMBS	217	145	312	—	—	674
Total non-sovereign exposure	217	145	547	—	—	909
Total	$587	$145	$1,591	$110	$430	$2,863

Total BIG	$587	$—	$—	$110	$429	$1,126

Note: While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, including U.S. dollars, Euros and British pounds sterling. Included in the tables above is $145 million of reinsurance assumed on a 2004 - 2006 pool of Irish residential mortgages that is part of the Company’s remaining legacy mortgage reinsurance business. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico
As of March 31, 2014
(dollars in millions)

Net Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM Consolidated	AGC Consolidated	AG Re Consolidated	Eliminations(1)	Total	Internal Rating
Commonwealth of Puerto Rico - General Obligation Bonds	$844	$476	$532	$—	$1,852	BB
Puerto Rico Highways and Transportation Authority (Transportation revenue)	236	400	236	—	872	BB-
Puerto Rico Electric Power Authority	480	81	291	—	852	BB-
Puerto Rico Municipal Finance Authority	252	49	149	—	450	BB-
Puerto Rico Aqueduct and Sewer Authority	—	288	96	—	384	BB-
Puerto Rico Highways and Transportation Authority (Highway revenue)	296	28	58	(80)	302	BB
Puerto Rico Sales Tax Financing Corporation	261	—	7	—	268	A-
Puerto Rico Convention Center District Authority	—	93	92	—	185	BB-
Puerto Rico Public Buildings Authority	32	46	46	—	124	BB
Government Development Bank for Puerto Rico	—	33	—	—	33	BB
Puerto Rico Infrastructure Financing Authority	—	10	8	—	18	BB-
University of Puerto Rico	—	1	—	—	1	BB-
Total	$2,401	$1,505	$1,515	$(80)	$5,341	BB

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

BIG Net Par Outstanding and BIG Net Debt Service Outstanding of Puerto Rico
Amortization Schedule

	Estimated BIG Net Par Amortization	Estimated BIG Ending Net Par Outstanding	Estimated BIG Net Debt Service Amortization	Estimated BIG Ending Net Debt Service Outstanding
2014 (as of March 31)		$5,073		$8,306
2014 (April 1 – June 30)	$—	5,073	$64	8,242
2014 (July 1 – September 30)	254	4,819	315	7,927
2014 (October 1 – December 31)	—	4,819	61	7,866
2015	364	4,455	601	7,265
2016	289	4,166	509	6,756
2017	208	3,958	415	6,341
2018	159	3,799	358	5,983

2014-2018	1,274	3,799	2,323	5,983
2019-2023	884	2,915	1,718	4,265
2024-2028	937	1,978	1,566	2,699
2029-2033	697	1,281	1,125	1,574
After 2033	1,281	—	1,574	—
Total	$5,073		$8,306

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of March 31, 2014
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$32,713	82.3%	29.2%	30.9%
AA	2,252	5.6%	40.2%	43.8%
A	450	1.1%	44.1%	47.2%
BBB	2,256	5.7%	39.6%	35.3%
BIG	2,092	5.3%	33.3%	16.0%
Total exposures	$39,763	100.0%	30.8%	31.3%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
CBOs/CLOs	$19,988	50.3%	31.3%	35.0%	AAA
Synthetic investment grade pooled corporates	9,759	24.5%	21.6%	20.3%	AAA
Market value CDOs of corporates	1,807	4.5%	23.6%	30.6%	AAA
Synthetic high yield pooled corporates	2,690	6.8%	47.2%	41.3%	AAA
Trust preferred
Banks and insurance	2,473	6.3%	45.5%	40.0%	BBB
U.S. mortgage and real estate investment trusts	1,528	3.8%	49.8%	36.0%	BB
European mortgage and real estate investment trusts	825	2.1%	36.7%	31.4%	BBB-
Other pooled corporates	693	1.7%	0.0%	0.0%	BBB-
Total exposures	$39,763	100.0%	30.8%	31.3%	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of March 31, 2014
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed-End Second Lien	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
AAA	$1	$0	$17	$212	$4	$2,125	$2,358
AA	94	95	91	536	254	1,680	2,751
A	1	0	8	1	20	121	152
BBB	36	—	133	17	33	139	358
BIG	395	144	1,734	2,713	565	1,856	7,406
Total exposures	$528	$239	$1,983	$3,478	$877	$5,921	$13,025

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding, and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. RMBS Profile
As of March 31, 2014
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
U.S. Prime First Lien	$504	30.7%	4.0%	4.6%	16.7%	8
U.S. Closed-End Second Lien	229	11.2%	—%	68.9%	5.8%	9
U.S. HELOC	1,750	16.3%	3.4%	37.2%	3.8%	18
U.S. Alt-A First Lien	3,403	32.5%	5.1%	17.2%	26.3%	43
U.S. Option ARMs	843	33.7%	6.3%	22.5%	27.7%	19
U.S. Subprime First Lien	4,725	26.9%	14.3%	19.4%	32.6%	21

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Commercial Real Estate Profile
As of March 31, 2014
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$2,447	64.0%	40.0%	3.4%	7.2%	132
AA	—	—%	—%	—%	—%	—
A	18	13.8%	48.6%	2.8%	0.0%	1
BBB	—	—%	—%	—%	—%	—
BIG	—	—%	—%	—%	—%	—
Total exposures	$2,465	63.6%	40.0%	3.4%	7.2%	133

CDOs of U.S. Commercial Real Estate(1)

	Net Par Outstanding	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$316	52.4%	56.2%

1)	Represents other U.S. Commercial Real Estate not included in the table above.

Please refer to the Glossary for a description of net par outstanding, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding(1)
	March 31, 2014	December 31, 2013
U.S. public finance:
General obligation	$3,072	$3,126
Tax backed	2,168	2,209
Infrastructure finance	1,723	1,724
Municipal utilities	1,352	1,360
Transportation	312	320
Healthcare	68	70
Housing	17	17
Higher education	15	15
Other public finance	250	253
Total U.S. public finance	8,977	9,094
Non-U.S. public finance:
Infrastructure finance	1,240	1,236
Other public finance	371	372
Total non-U.S. public finance	1,611	1,608
Total public finance	$10,588	$10,702

U.S. structured finance:
RMBS	$7,406	$7,717
Pooled corporate obligations	1,578	1,722
Insurance securitizations	598	598
Consumer receivables	378	386
Commercial receivables	149	157
Structured credit	69	69
Other structured finance	115	115
Total U.S. structured finance	10,293	10,764
Non-U.S. structured finance:
Pooled corporate obligations	766	767
RMBS	217	224
Commercial receivables	79	81
Total non-U.S. structured finance	1,062	1,072
Total structured finance	$11,355	$11,836
Total BIG net par outstanding	$21,943	$22,538

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company, and they therefore are included in the investment portfolio. Such amounts are still included in the financial guaranty insured portfolio, and totaled $165 million and $195 million in gross par outstanding as of March 31, 2014 and December 31, 2013, respectively.

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories(2)
	March 31, 2014	December 31, 2013
Category 1
U.S. public finance	$8,117	$8,205
Non-U.S. public finance	989	1,009
U.S. structured finance	4,130	4,513
Non-U.S. structured finance	1,014	1,024
Total Category 1	14,250	14,751
Category 2
U.S. public finance	419	440
Non-U.S. public finance	622	599
U.S. structured finance	2,632	2,862
Non-U.S. structured finance	48	48
Total Category 2	3,721	3,949
Category 3
U.S. public finance	441	449
Non-U.S. public finance	—	—
U.S. structured finance	3,531	3,389
Non-U.S. structured finance	—	—
Total Category 3	3,972	3,838
BIG Total	$21,943	$22,538

1)
Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

2)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company, and they therefore are included in the investment portfolio. Such amounts are still included in the financial guaranty insured portfolio, and totaled $165 million and $195 million in gross par outstanding as of March 31, 2014 and December 31, 2013, respectively.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of March 31, 2014
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	$2,027	BB
Puerto Rico Highway and Transportation Authority	1,174	BB-
Skyway Concession Company LLC	1,148	BB
Puerto Rico Electric Power Authority	852	BB-
Puerto Rico Municipal Finance Agency	450	BB-
Puerto Rico Aqueduct & Sewer Authority	384	BB-
Louisville Arena Authority Inc.	337	BB
Detroit (City of), Michigan	321	D
San Joaquin Hills California Transportation	237	BB-
GMAC Military Housing Trust XVIII (Hickam Air Force Base)	215	BB
Puerto Rico Hotel Occupancy Tax Puerto Rico Convention Center District Authority	185	BB-
Lackawanna County, Pennsylvania	179	BB-
Woonsocket (City of), Rhode Island	147	BB
Guaranteed Student Loan Transaction	143	B
City of Fresno, California	126	BB+
Stockton City, California	119	D
Orlando Tourist Development Tax - Florida	118	B+
Wayne County, Michigan	110	BB+
Xenia Rural Water District, Iowa	78	B
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	53	BB
Guaranteed Student Loan Transaction	52	CCC
Bridgeview Village Illinois General Obligation	50	BB+
Total	$8,505

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$620	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	371	BB-
Valencia Fair	262	BB-
Autovia de la Mancha, S.A.	149	BB-
Alte Liebe I Limited (Wind Farm)	76	BB
Metropolitano de Porto Lease and Sublease of Railroad Equipment	56	B+
Total	$1,534
Total	$10,039

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of March 31, 2014
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	BIG Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	BIG Net Par Outstanding (excluding loss mitigation bonds)	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
U.S. RMBS:
Deutsche Alt-A Securities Mortgage Loan 2007-2	$533	$—	$533	BB	0.0%	24.1%
MABS 2007-NCW	482	59	423	CCC	12.8%	52.1%
Option One 2007-FXD2	332	—	332	CCC	0.2%	25.7%
Private Residential Mortgage Transaction	313	—	313	CCC	0.9%	24.7%
Countrywide HELOC 2006-I	292	—	292	BB	0.0%	2.6%
Deutsche Alt-A Securities Mortgage Loan 2007-3	277	—	277	B	0.1%	20.0%
Private Residential Mortgage Transaction	265	—	265	B	12.4%	25.4%
Private Residential Mortgage Transaction	263	—	263	CCC	—	28.3%
MortgageIT Securities Corp. Mortgage Loan 2007-2	258	—	258	CCC	1.8%	19.0%
Nomura Asset Accept. Corp. 2007-1	233	1	232	CCC	0.0%	35.1%
Private Residential Mortgage Transaction	194	—	194	CCC	8.1%	25.5%
Countrywide Home Equity Loan Trust 2007-D	180	—	180	B	0.0%	3.3%
Countrywide HELOC 2005-D	176	—	176	BB	0.0%	4.7%
Soundview 2007-WMC1	174	—	174	CCC	—	58.7%
Countrywide Home Equity Loan Trust 2005-J	170	—	170	BB	0.0%	3.8%
Countrywide HELOC 2006-F	222	67	155	BB	0.0%	5.0%
New Century 2005-A	144	—	144	CCC	11.5%	27.1%
Countrywide HELOC 2007-B	140	—	140	BB	0.0%	2.4%
Countrywide HELOC 2007-A	154	14	140	BB	0.0%	3.7%
GMACM 2004-HE3	138	—	138	BB	0.0%	2.9%
Private Residential Mortgage Transaction	121	—	121	BB	17.9%	28.3%
IndyMac 2007-H1 HELOC	110	—	110	BB	0.0%	3.6%
CSAB 2006-3	109	—	109	CCC	0.0%	43.8%
Countrywide HELOC 2005-C	82	—	82	BB	0.0%	5.6%
Soundview Home Loan Trust 2008-1	74	2	72	CCC	12.9%	28.1%
IMPAC CMB Trust Series 2007-A Class M-1	70	—	70	BB	9.3%	19.2%
AAA Trust 2007-2	254	186	68	BB	0.9%	33.5%
American Home Mortgage Assets Trust 2007-4	65	—	65	CCC	0.0%	30.8%
MASTR Asset-Backed Securities Trust 2005-NC2	61	—	61	CCC	—	25.8%
CSAB 2006-2	68	10	58	CCC	0.0%	38.2%
Taylor Bean & Whitaker 2007-2	77	22	55	CCC	0.0%	20.0%
Terwin Mortgage Trust 2005-16HE	55	—	55	CCC	—	26.7%
CSMC 2007-3	58	8	50	CCC	0.0%	33.1%
Terwin Mortgage Trust 2006-10SL	180	135	45	CCC	—	4.5%
Renaissance (DELTA) 2007-3	143	129	14	CCC	—	30.3%
Terwin Mortgage Trust 2007-6ALT	53	50	3	CCC	0.0%	31.4%
Total U.S. RMBS	$6,520	$683	$5,837

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of March 31, 2014
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	BIG Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	BIG Net Par Outstanding (excluding loss mitigation bonds)	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Other:
Orkney Re II, Plc	$423	$—	$423	CCC	N/A
Taberna Preferred Funding IV, LTD	286	—	286	B-	23.8%
Taberna Preferred Funding III, LTD	262	—	262	CCC	19.0%
Alesco Preferred Funding XVI, LTD.	224	—	224	B+	15.7%
Taberna Preferred Funding II, LTD.	207	—	207	CCC	19.1%
Ballantyne Re Plc	500	325	175	CC	N/A
Alesco Preferred Funding XVII, LTD.	170	—	170	BB	28.3%
Trapeza CDO XI	150	—	150	BB-	39.0%
Taberna Preferred Funding VI, LTD	143	—	143	B-	18.3%
US Capital Funding IV, LTD	136	—	136	CCC	6.6%
NRG Peaker (1)	102	—	102	BB	N/A
National Collegiate Trust Series 2007-4	72	—	72	CCC	N/A
National Collegiate Trust Series 2006-2	68	—	68	CCC	N/A
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	—	63	BB	N/A
Conseco Finance Manufactured Housing Series 2001-2	62	—	62	CCC	16.1%
Subtotal other	$2,868	$325	$2,543
Subtotal U.S. structured finance	$9,388	$1,008	$8,380

Non-U.S. structured finance:

Gleneagles Funding LTD (1st Issue)	$229	$—	$229	BB	N/A
FHB 8.95% 2016	125	—	125	BB	N/A
OTP 10% 2012	87	—	87	BB+	N/A
Augusta Funding Limited 07 Perpetual Note Issue	81	—	81	BB	N/A
Private Pooled Corporate Transaction	80	—	80	BB	N/A
Augusta Funding Limited 05 Perpetual Note Issue	78	—	78	BB	N/A
Babcock & Brown Air Funding I Ltd. Series 2007-1	70	—	70	BB	N/A
Private Pooled Corporate Transaction	64	—	64	BB	N/A
Private Pooled Corporate Transaction	56	—	56	BB	N/A
Subtotal Non-U.S. structured finance	$870	$—	$870
Total	$10,258	$1,008	$9,250

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company, and they therefore are included in the investment portfolio. Net par shown is net of $63 million of ceded par. The Company holds 100% of the bonds referenced in this transaction and reports them in the investment portfolio.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of March 31, 2014
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit names:	Net Par Outstanding	Internal Rating

New Jersey (State of)	$3,988	A+
California (State of)	3,290	A-
New York (City of) New York	3,050	AA-
Massachusetts (Commonwealth of)	2,517	AA
Chicago (City of) Illinois	2,391	BBB+
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,260	A
New York (State of)	2,256	A+
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	2,027	BB
Illinois (State of)	1,992	A-
Houston Texas Water and Sewer Authority	1,963	AA-
Los Angeles California Unified School District	1,947	AA-
Wisconsin (State of)	1,836	A+
Port Authority of New York and New Jersey	1,765	AA-
Pennsylvania (Commonwealth of)	1,735	AA-
Philadelphia (City of) Pennsylvania	1,726	BBB+
Washington (State of)	1,683	AA
New York MTA Transportation Authority	1,617	A
Chicago Illinois Public Schools	1,606	A-
New York City Municipal Water Finance Authority	1,518	AA
Chicago-O'Hare International Airport	1,487	A
Miami-Dade County Florida School Board	1,453	A-
Illinois Toll Highway Authority	1,409	AA
Atlanta Georgia Water & Sewer System	1,400	A-
Arizona (State of)	1,398	A+
Michigan (State of)	1,357	A+
Georgia Board of Regents	1,306	A
Massachusetts (Commonwealth of) Water Resources	1,304	AA
Metro Washington Airport Authority	1,252	A+
Philadelphia School District, Pennsylvania	1,232	A
Pennsylvania Turnpike Commission	1,177	A-
Puerto Rico Highway and Transportation Authority	1,174	BB-
Skyway Concession Company LLC	1,148	BB
Los Angeles California Department of Water & Power - Electric Revenue Bonds	1,143	AA-
Long Island Power Authority	1,134	A-
North Texas Tollway Authority	1,111	A
District of Columbia	1,083	A+
New York State Thruway Authority	1,051	A
California State University System Trustee	1,027	A+
Detroit Michigan Sewer	1,018	BBB
Kentucky (Commonwealth of)	1,004	A+
New York State Thruway - Highway Trust Fund	1,000	AA-
San Diego County, California Water	974	AA
Louisiana (State of) Gas and Fuel Tax	971	AA
Garden State Preservation Trust, New Jersey Open Space & Farmland	937	AA
San Diego Unified School District, California	920	AA
University of California Board of Regents	893	AA
Hartfield Atlanta International Airport	881	A+
New Jersey Turnpike Authority	873	A-
Orlando-Orange County Expressway Authority, Florida	861	A+
Puerto Rico Electric Power Authority	852	BB-
Total top 50 U.S. public finance exposures	$75,997

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of March 31, 2014
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,328	AA	40.5%
Synthetic Investment Grade Pooled Corporate CDO	1,188	AAA	13.8%
Synthetic High Yield Pooled Corporate CDO	978	AAA	40.6%
Stone Tower Credit Funding	931	AAA	26.2%
Synthetic Investment Grade Pooled Corporate CDO	767	AAA	15.3%
Synthetic Investment Grade Pooled Corporate CDO	763	AAA	29.5%
Synthetic Investment Grade Pooled Corporate CDO	757	AAA	23.4%
Synthetic Investment Grade Pooled Corporate CDO	745	AAA	28.7%
Synthetic High Yield Pooled Corporate CDO	734	AAA	37.4%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	16.5%
Deutsche Alt-A Securities Mortgage Loan 2007-2	533	BB	0.0%
Eastland CLO, LTD	532	AAA	39.3%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.7%
Denali CLO VII, LTD.	503	AAA	19.5%
Private US Insurance Securitization	500	AA	N/A
Synthetic High Yield Pooled Corporate CDO	496	AAA	47.4%
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Churchill Financial Cayman	467	AAA	36.6%
SLM Private Credit Student Trust 2007-A	450	BBB+	17.4%
LIICA Holdings, LLC	428	AA	N/A
MABS 2007-NCW	423	CCC	12.8%
Orkney Re II, Plc	423	CCC	N/A
Private Other Structured Finance Transaction	400	AA	N/A
Phoenix CLO II	400	AAA	21.6%
Grayson CLO	394	AAA	29.9%
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.2%
Synthetic Investment Grade Pooled Corporate CDO	386	AAA	14.7%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	30.2%
KKR Financial CLO 2007-1	379	AAA	51.8%
Symphony Credit Opportunities Fund	364	AAA	23.2%
SLM Private Credit Student Loan Trust 2006-C	356	BBB	17.5%
Synthetic Investment Grade Pooled Corporate CDO	343	AAA	16.8%
Option One 2007-FXD2	332	CCC	0.2%
Stone Tower CLO V	329	AAA	30.5%
Muir Grove CLO	327	AAA	22.4%
Private Residential Mortgage Transaction	313	CCC	0.9%
Cent CDO 15 Limited	307	AAA	18.5%
Private Other Structured Finance Transaction	300	A+	N/A
Fortress Credit Funding III	296	AAA	60.9%
Countrywide HELOC 2006-I	292	BB	0.0%
Cent CDO 12 Limited	290	AAA	24.3%
Taberna Preferred Funding IV, LTD	286	B-	23.8%
Centurion CDO 9	285	AAA	25.7%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	31.0%
Deutsche Alt-A Securities Mortgage Loan 2007-3	277	B	0.1%
Kingsland IV	275	AAA	22.7%
Synthetic Investment Grade Pooled Corporate CDO	270	AAA	29.1%
CIFC Funding 2007-II	268	AAA	42.9%
Private Residential Mortgage Transaction	265	B	12.4%
LCM VI Ltd.	263	AAA	21.4%
Total top 50 U.S. structured finance exposures	$23,653

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of March 31, 2014
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name	Net Par Outstanding	Internal Rating
Province of Quebec	$2,383	A+
Thames Water Utility Finance PLC	1,513	A-
Sydney Airport Finance Company	1,358	BBB
Channel Link Enterprises Finance PLC	984	BBB
Southern Gas Networks PLC	960	BBB
Societe des Autoroutes du Nord et de l'Est de France S.A.	875	BBB+
Capital Hospitals PLC	820	BBB-
Campania Region - Healthcare receivable	753	BBB-
Southern Water Services Limited	732	A-
International Infrastructure Pool	704	A-
International Infrastructure Pool	704	A-
International Infrastructure Pool	704	A-
Reliance Rail Finance Pty. Limited	620	BB
Central Nottinghamshire Hospitals PLC	573	BBB
Synthetic Investment Grade Pooled Corporate CDO	565	AAA
Scotland Gas Networks Plc (A2)	529	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	526	AAA
NewHospitals (St Helens & Knowsley) Finance PLC	524	BBB
A28 Motorway	506	BBB
The Hospital Company (QAH Portsmouth) Limited	504	BBB
Integrated Accomodation Services PLC	503	BBB+
Envestra Limited	500	BBB
Octagon Healthcare Funding PLC	442	BBB
Dali Capital PLC-Northumbrian Water (Swap)	436	BBB+
Taberna Europe CDO II PLC	434	BBB-
Total top 25 non-U.S. exposures	$19,152

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of March 31, 2014
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC(1)	$3,809
Bank of America, N.A.(2)	2,762
Wells Fargo Bank N.A.	2,290
Specialized Loan Servicing, LLC	2,167
JPMorgan Chase Bank	579
Select Portfolio Servicing, Inc.	535
Carrington Mortgage Services, LLC	327
OneWest Bank Group LLC	111
Doral Bank	89
Nationstar Mortgage LLC	80
Total top 10 U.S. residential mortgage servicer exposures	$12,749

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$460	AA-	WA
CHRISTUS Health	421	A+	TX
Methodist Healthcare	420	A	TN
Children's National Medical Center	341	A-	DC
Catholic Health Initiatives	334	AA-	CO
Carolina HealthCare System	319	AA-	NC
Bon Secours Health System Obligated Group	312	A-	MD
Catholic Health Partners	310	A+	OH
Iowa Health System	307	A+	IA
Palmetto Health Alliance	287	A-	SC
Total top 10 U.S. healthcare exposures	$3,511

1)	Includes Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended March 31, 2014

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of December 31, 2013	Economic Loss Development During 1Q-14(1)	(Paid) Recovered Losses During 1Q-14	Net Expected Loss to be Paid at March 31, 2014
U.S. RMBS
First lien:
Prime first lien	$21	$(3)	$—	$18
Alt-A first lien	304	8	(4)	308
Option ARMs	(9)	(15)	(4)	(28)
Subprime first lien	304	(7)	(2)	295
Total first lien	620	(17)	(10)	593
Second lien:
Closed-end second lien	(11)	5	2	(4)
HELOC	(116)	2	5	(109)
Total second lien	(127)	7	7	(113)
Total U.S. RMBS	493	(10)	(3)	480
TruPS	51	(19)	—	32
Other structured finance	120	19	(1)	138
U.S. public finance	264	23	(6)	281
Non-U.S. public finance	57	—	—	57
Subtotal	985	13	(10)	988
Other	(3)	(1)	—	(4)
Total	$982	$12	$(10)	$984

1)	Includes the effect of changes in the Company's estimate of future recovery on representations and warranties (R&W).

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivative U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Three Months Ended March 31, 2014

	Future Net R&W Benefit at December 31, 2013	R&W Economic Loss Development During 1Q-14	R&W Recovered During 1Q-14	Future Net R&W Benefit at March 31, 2014
Financial guaranty insurance:
Prime first lien	$4	$(1)	$—	$3
Alt-A first lien	100	2	(1)	101
Option ARMs	167	8	(30)	145
Subprime first lien	118	28	—	146
Closed-end second lien	98	(3)	—	95
HELOC	45	12	(1)	56
Subtotal	532	46	(32)	546

Credit derivatives:
Alt-A first lien	174	1	(7)	168
Option ARMs	6	1	—	7
Subtotal	180	2	(7)	175

Total	$712	$48	$(39)	$721

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies with R&W Benefit

	Number of Risks as of		Debt Service as of
	March 31, 2014	December 31, 2013	March 31, 2014	December 31, 2013
Financial guaranty insurance:
Prime first lien	1	1	$36	$38
Alt-A first lien	14	13	839	838
Option ARMs	9	8	301	346
Subprime first lien	5	5	985	998
Closed-end second lien	4	4	155	158
HELOC	5	4	141	320
Subtotal	38	35	2,457	2,698

Credit derivatives:
Alt-A first lien	6	6	1,952	2,018
Option ARMs	1	1	288	295
Subtotal	7	7	2,240	2,313

Total	45	42	$4,697	$5,011

Please refer to the Glossary for an explanation of changes in the presentation of net debt service outstanding and of the various sectors.

Assured Guaranty Ltd.
Losses Incurred
As of March 31, 2014
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions (1)	1Q-14 Losses Incurred	Net Reserve and Credit Impairment	Net Salvage and Subrogation Assets	Net Expected Loss to be Expensed
U.S. RMBS
First lien:
Prime first lien	$395	$(4)	$16	$—	$0
Alt-A first lien	2,713	10	173	—	74
Option ARMs	565	(8)	26	57	32
Subprime first lien	1,856	(5)	207	1	92
Total first lien	5,529	(7)	422	58	198
Second lien:
Closed-end second lien	143	4	6	43	36
HELOC	1,734	8	6	117	116
Total second lien	1,877	12	12	160	152
Total U.S. RMBS	7,406	5	434	218	350
TruPS	1,578	(15)	21	—	2
Other structured finance	2,371	17	119	5	15
U.S. public finance	8,977	26	212	8	87
Non-U.S. public finance	1,611	0	36	—	21
Subtotal	21,943	33	822	231	475
Other	—	(1)	1	5	—
Subtotal	21,943	32	823	236	475
Effect of consolidating FG VIEs	—	1	(90)	(17)	(84)
Total	$21,943	$33	$733	$219	$391

	Insurance Reserves	Credit Impairment on Credit Derivative Contracts (2)	Reserve and Credit Impairment	Salvage and Subrogation Recoverable		Net
Gross	$636	$137	$773	$241		$532
Ceded	37	$3	40	22	(3)	18
Net	$599	$134	$733	$219		$514

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company, and they therefore are included in the investment portfolio. Such amounts are still included in the financial guaranty insured portfolio, and totaled $165 million and $195 million in gross par outstanding as of March 31, 2014 and December 31, 2013, respectively.

2)	Credit derivative assets and liabilities recorded on the balance sheet considers estimates of expected losses.

3)	Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Three Months Ended March 31, 2014		Year Ended December 31,
			2013		2012	2011	2010
GAAP Summary Income Statement Data
Net earned premiums	$132		$752		$853	$920	$1,187
Net investment income	103		393		404	396	361
Realized gains and other settlements on credit derivatives	19		(42)		(108)	6	153
Total expenses	126		466		822	776	776
Income (loss) before income taxes	69		1,142		132	1,029	534
Net income (loss) attributable to Assured Guaranty Ltd.	42		808		110	773	484
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	0.23		4.30		0.57	4.16	2.56

GAAP Summary Balance Sheet Data
Total investments and cash	$11,167		$10,969		$11,223	$11,314	$10,849
Total assets	15,106		16,287		17,242	17,709	19,370
Unearned premium reserve	4,504		4,595		5,207	5,963	6,973
Loss and LAE reserve	636		592		601	679	574
Long-term debt	812		816		836	1,038	1,053
Shareholders’ equity attributable to Assured Guaranty Ltd.	5,209		5,115		4,994	4,652	3,670
Book value attributable to Assured Guaranty Ltd. per share	28.76		28.07		25.74	25.52	19.97

Non-GAAP Financial Measures
Operating income	$132		$609		$535	$601	$655
Operating income per diluted share	0.72		3.25		2.81	3.24	3.46
Adjusted book value	9,020		9,033		9,151	8,987	8,989
PVP	31		141		210	243	363

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$676,968		$690,535		$780,356	$844,447	$926,698
Gross debt service outstanding (end of period)	721,176		737,380		833,098	934,914	1,029,540
Net par outstanding (end of period)	449,625		459,107		518,772	556,830	616,686
Gross par outstanding (end of period)	477,151		487,895		550,908	613,124	680,803

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$651,448		$663,797		$756,044	$828,327	$904,686
Gross debt service outstanding (end of period)	694,110		709,000		807,420	916,501	1,003,651
Net par outstanding (end of period)	426,222		434,597		496,237	541,882	598,398
Gross par outstanding (end of period)	452,291		461,845		527,126	593,072	659,320

Consolidated qualified statutory capital	6,219		6,136		5,943	5,688	4,915
Consolidated policyholders' surplus and reserves	10,480		10,454		10,288	10,626	10,247

Ratios:
Net par outstanding to qualified statutory capital	69	:1	71	:1	83:1	95:1	122:1
Capital ratio(2)	105	:1	108	:1	127:1	145:1	184:1
Financial resources ratio(2)	54	:1	55	:1	61:1	65:1	72:1

Gross debt service written:
Public finance - U.S.	$3,028		$15,559		$25,252	$26,630	$48,990
Public finance - non-U.S.	233		674		40	208	51
Structured finance - U.S.	5		297		623	1,731	2,962
Structured finance - non-U.S.	—		—		—	—	—
Total gross debt service written	$3,266		$16,530		$25,915	$28,569	$52,003

Net debt service written	$3,266		$16,497		$25,915	$28,569	$52,003
Net par written	1,869		9,331		16,816	16,892	30,759
Gross par written	1,869		9,350		16,816	16,892	30,759

1)	Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 6 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding and of the various sectors.

Glossary

Net Par Outstanding and Internal Ratings
Net par outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts related to securities the Company has purchased for loss mitigation purposes.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes.

Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2013.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued)

Sectors (continued)

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit‑-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (CMBS) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products is the way in which the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by AGMH that the Company did not acquire when it purchased AGMH in 2009. That line of business, which the Company refers to as the former "Financial Products Business" of AGMH, was comprised of its guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. When AGMH was still conducting Financial Products Business, AGM issued financial guaranty insurance policies on GICs and in respect of the GIC business; those policies cannot be revoked or canceled. Assured Guaranty is indemnified by Dexia against loss from the former Financial Products Business. The Financial Products Business is currently being run off.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP).

Management and the board of directors utilize non-GAAP financial measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend buying or selling Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (Operating ROE): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Ross Aron
Vice President, Equity Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Glenn Alterman
Associate, Investor Relations
(212) 339-0854
galterman@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com